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                                                                   EXHIBIT 10.29

                                CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

      This Contract of Lease (hereafter, "Contract"), made and entered into this _______ day of _____ 2005 at Quezon City, Metro Manila, Philippines, by and between:

            ILO LAND, INC., a domestic corporation duly organized and existing under the laws of the Republic of the Philippines with office address at the 3rd Floor, ILO Building, 195 G. Araneta Avenue, Quezon City, represented in this act by its Chairman, Ignacio L. Ong, and hereinafter referred to as the LESSOR;

                                     - and -

            AMI SEMICONDUCTOR PHILIPPINES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines with address at 9701 Dr. A. Santos Ave., Paranaque City, represented in this act by its Executive Director of Finance, Wilfredo F. Franco, and hereinafter referred to as the LESSEE;

                             W I T N E S S E T H :

      WHEREAS, pursuant to the discussions with the LESSEE, the LESSOR will acquire the rights set forth herein to Lot Nos. C3-10 & C2-8a situated in Carmelray Industrial Park II, Calamba City Laguna, more particularly described and registered under Transfer Certificate of Title Nos. T-487038 and T-531159 of the Register of Deeds of Calamba City, with a combined land area of approximately 16,244 square meters;

      WHEREAS, said parcels of land contain a ready-built manufacturing facility of strong materials, which will be extended and further prepared with Fit-out works as described in the Architectural, Structural, Electrical, Utilities and Floor Plans which are attached hereto as Annex "A" and made integral parts hereof;

      NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual promises, covenants and stipulations herein contained, the parties hereto have agreed, and by these presents, do hereby agree as follows:

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1.1 DESCRIPTION OF THE LEASED PREMISES. - The premises which LESSOR will lease to LESSEE hereunder will consist of land located inside the Carmelray Industrial Park II in Calamba City, Province of Laguna, Philippines and facilities already existing or to be constructed on said land and/or fitted with fit-out works. LESSOR will acquire the land and construct the facilities subject to the provisions of this Agreement. The land and facilities subject of the lease arrangement will hereinafter be referred to collectively as the "Leased Premises".

1.2 AGREEMENT TO LEASE. - LESSOR hereby agrees to lease to LESSEE, and LESSEE hereby agrees to lease from LESSOR, the Leased Premises under this agreement.

1.3 PURCHASE OF LAND PARCELS. - LESSOR will purchase from Pacsem Realty, Inc. and PSI Technologies Laguna Inc. upon terms and conditions and under a payment scheme as LESSOR shall see fit to adopt, the parcels of land (hereafter, the "Land Parcels") located inside Carmelray Industrial Park II in Calamba City, Province of Laguna, Philippines, with an aggregate area of sixteen thousand two hundred forty-four (16,244) square meters known as Lot No. C3-10 and Lot No. C2-8a more particularly described and registered under Transfer Certificate of Title Nos. T-487038 and T-531139 of the Register of Deeds of Calamba City, a certified true copy of each of which is hereto attached as Annexes "B" and "C". The purchase of the Land Parcels by LESSOR is an essential consideration of this Agreement. In this connection, LESSOR will exert and apply its best efforts and resources towards the successful conclusion of the negotiation with Pacsem Realty, Inc. and PSI Technologies Laguna Inc. at the earliest time possible bearing in mind the spatial requirements and timeline of LESSEE for its expanded operations. Upon the execution and delivery of the relevant sale contract for the purchase by LESSOR of the Land Parcels the same will automatically form part of the Leased Premises and the provisions of this Agreement will govern and apply thereto. In the event LESSOR is unable to conclude the acquisition of the Land Parcels within 60days from execution of this Contract of Lease, all amounts paid by LESSEE to LESSOR shall immediately be reimbursed and the contract dissolved.

1.4 TERM OF THIS CONTRACT AND LEASE. - This Contract shall commence upon its signing and shall terminate only as provided for herein, but without prejudice to the rights and obligations of the parties which survive its termination.

      The initial term of the lease shall be ONE HUNDRED AND EIGHTY (180) calendar months commencing from the Possession Date as defined in Paragraph 1.5 hereof, and, unless extended as provided below, shall end at midnight on the last day of the one hundred and eightieth calendar month. This initial period shall be referred to as the "Initial Term."

      LESSEE may, at its option, and upon serving written notice to LESSOR at least twelve months prior to the expiration of the Initial Term, extend the lease period for another sixty calendar months (or up to a total of two hundred

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forty [240] calendar months) under the same terms, conditions, and rental rate as set forth in this agreement. This additional period shall be referred to as the "Initial Extension Period."

      The lease period may be extended beyond two hundred forty (240) calendar months only by the mutual agreement of LESSOR and LESSEE and upon such terms, conditions, and rental rate as the parties will see fit to adopt. For the purpose of such an extension of the lease term, LESSEE must notify LESSOR of its intention in writing at least twelve (12) months prior to the expiration of the then current lease agreement. If within the twelve (12) month period the parties fail to agree on the terms and conditions under which the lease will be renewed then this lease contract will automatically terminate at midnight on the last day of the two hundred and fortieth calendar month.

1.5 POSSESSION DATE. - After completion of the stipulated one-storey building facility and the fit-out works in accordance with Sections 2.1 and 2.2 of this Agreement, the LESSOR shall give the LESSEE Fourteen (14) days written notice to take physical possession of the Leased Premises. The possession date (hereafter, the "Possession Date") shall either be the date on which the LESSEE takes full physical possession of the Leased Premises (building including fit-out works) or the date of expiry of the fourteen (14) day period to take possession whichever comes first.

      In the event that the one-storey building facility and fit-out works are not completed by July 1, 2005, LESSEE may, at its sole option, take possession of the Lease Premises in whatever condition they exist on such date.

      During the construction period, the LESSEE will be allowed to utilize and take partial possession of the Leased Premises insofar as the completed phases of the one-storey building facility and/or fit-out works are concerned.

1.6 RENT. - The monthly rent shall be paid to the LESSOR at the latter's principal office (set forth on page one of this Agreement) without the necessity of demand, in the manner as follows: in order to safeguard LESSEE from injunction by LESSOR's bank, the LESSOR will assure that rent cannot be used for other purposes until LESSOR's periodic loan payments to the bank in relation to the Leased Premises are current. LESSOR will open a blocked bank account for that purpose on which the rent will be deposited by LESSEE.

      A.    From January 1, 2005 to December 31, 2005

            The total rent from January 1, 2005 to December 31, 2005 will be at Nine Hundred Sixty-Five Thousand Three Hundred Fifty-Six United States Dollars (US $965,356) net of 5% withholding tax and will be paid immediately upon signing of this Contract.

      B. From January 1, 2006 until end of Initial Term and the Initial Extension Period (if there is one)

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            Monthly rent for the Leased Premises from January 1, 2006 until end of the Initial Term and any Initial Extension Period shall be in the amount of One Hundred Six Thousand Six Hundred Thirty-Eight United States Dollars (US $106,638)net of 5% withholding tax. There will be no escalation of the rental rate during the Initial Term of this Contract and any Initial Extension Period.
            LESSEE will pay the rent in advance by semi-annual installments on each semi-annual rent due date. The first rent due date will be January 1, 2006. Thereafter, rent due dates will be the first day immediately after the expiry of each six (6) month rent period.

            C.    Value Added Tax and Withholding Taxes

            All rental amounts will be exclusive of the value added tax, if any, (which shall be the responsibility of the LESSEE), but inclusive of withholding tax, if any. Any withholding taxes will be deducted and withheld from the rental payments by LESSEE and be paid directly to the relevant authorities, unless LESSOR can establish that no withholding tax applies.

1.7 PAYMENT CURRENCY. - All payments of rent including any interest thereon will be effected strictly in cash in United States dollars. If an amount is received in another currency pursuant to a judgment or order or in the liquidation of LESSEE or otherwise, LESSEE's obligations under this Agreement and the lease agreement to the executed pursuant thereto will be discharged only to the extent that LESSOR may purchase United States dollars with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in United States dollars which may be purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement and the lease agreement to be executed pursuant hereto, LESSEE will be liable to LESSOR for the shortfall.

Rent in arrears shall earn penalty at the rate of two percent (2%) per month, compounded monthly, computed from the due date of payment thereof until fully paid. Said penalty is without prejudice to the other reliefs available to the LESSOR under the law and under this Contract.

1.8 SECURITY DEPOSIT. - Immediately upon execution of this Contract, the LESSEE shall deposit with the LESSOR a security deposit equivalent to Eight (8) months' rental or Eight Hundred Ninety Eight Thousand United States Dollars
(US $898,000).

      The security deposit shall not be deemed to be or treated as payment of rent or any other amount owing by LESSEE unless consented to in writing by the LESSOR. LESSOR shall retain the deposit as security for the faithful

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performance of each and every term, provision, covenant and condition of this
Contract, and shall be entitled to apply them to, among others, LESSEE's unpaid association dues, garbage fees, telephone, water, electricity, sewer, and all other service charges in connection with the Leased Premises. The LESSOR may, but is not obligated, to apply the security deposit to rents or other charges in arrears or to damages sustained by the Leased Premises on account of the failure by the LESSEE to perform any of the terms, provisions, covenants and conditions of this Contract.

      In the event the security deposit is applied by the LESSOR to any of the LESSEE's obligations relative to the lease, the LESSEE shall immediately pay on demand any amount necessary to maintain the security deposit at the amount specified herein, unless LESSEE disputes the application of the security deposit by LESSOR. In the event of a dispute, the parties will meet and attempt to resolve the dispute in good faith.

      Within 12 months before the termination of the lease, LESSOR and LESSEE will start assessing mutually agreed upon repair and damage costs which will be deductible from the security deposit. The balance of the security deposit will then be applied as rent on the last few months of the contract and settlement of all service charges connected with the Leased Premises. The security deposit will not carry interest for the LESSEE.

      In the event that LESSEE materially breaches this Contract and does not remedy said breach within ninety (90) days of receipt of written notice from LESSOR of said breach, LESSOR may deduct the amount of the damages sustained as a result of such breach from the security deposit, without prejudice to such other remedies the LESSOR may have against the LESSEE. It is hereby agreed that LESSEE's liability for any breach of this Contract shall not be limited to the amount of the security deposit.

1.9. ADDITIONS, ALTERATIONS AND IMPROVEMENTS. - The LESSEE shall not make or introduce any structural additions, improvements, or alterations (including electrical and plumbing works), on the Leased Premises without the prior written consent of the LESSOR. The LESSEE shall submit to the LESSOR for approval LESSEE's plans for its proposed additions, alterations and improvements at least Fourteen (14) calendar days prior to the intended start of the construction, and the LESSOR's consent shall not be unreasonably withheld; provided that, the LESSOR may prescribe or impose reasonable conditions for the approval including additional payments solely to cover an actual increase in real property taxes actually incurred by the LESSOR as a result of the addition, alteration or improvement. In such event, any such increase in rent shall last only for so long as the increase in real property taxes is actually incurred by the LESSOR as a result of the addition, alteration or improvement and shall be subject to proof thereof by the LESSOR.

      The LESSEE shall undertake the construction and maintenance of such additions, improvements, or alterations at its own expense. Only strong construction materials which are suitable for the purpose shall be used, and if any lumber, plywood and other similar wooden materials are intended for use

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these must have been treated and/or proven free from termites and other pests beforehand. The LESSEE shall secure the necessary permits and licenses for the construction. Upon the completion of the construction, the LESSEE shall surrender to the LESSOR the said permits and licenses, together with all "as built" plans. The LESSEE and its construction contractor shall be responsible for the costs of remedial works that may be required to rectify any damage that may result from such construction, and/or to cover the costs of clearing debris resulting from the works.

      All permanent and authorized improvements, alterations and additions upon the Leased Premises shall belong to the LESSOR upon the expiration of the term or termination of this Contract (or, in case this Contract is renewed, upon the expiration of such renewed term) without obligation on the part of the LESSOR to pay the LESSEE for the cost or value thereof. However, works which may be removed without damaging the Leased Premises shall remain properties of the LESSEE, which may be removed by the latter upon such expiration of the term or termination of this Contract; provided that, the LESSEE must restore the portions of the Leased Premises to which these removable works may have been attached to their original condition.

1.10. USE OF THE PREMISES. -

      A). INDUSTRIAL PURPOSES ONLY - The LESSEE shall use the Leased Premises exclusively for legitimate, Philippine Economic Zone Authority ("PEZA") approved, office, warehouse and manufacturing purposes (including those incidental or related thereto), and the LESSEE shall not divert the Leased Premises to any other use (including but not limited to commercial purposes) without the prior written consent of the LESSOR. If at any time during the term of this Contract, the LESSEE shall use the Leased Premises for other purpose or purposes without the prior written consent of the LESSOR, and such breach is not cured by LESSEE within ninety (90) days written notice from LESSOR, the LESSOR shall have the right to either terminate this Contract and/or pursue such other remedies as may be available to the LESSOR under the law or this Contract.

      B). OBSERVANCE OF LAWS AND RULES; PEZA REGISTRATION - The LESSEE shall use the Leased Premises with the diligence of a good father of a family and shall observe all national laws and ordinances of the Philippines regarding fire prevention, sanitation, environment, as well as the rules and regulations which CARMELRAY INDUSTRIAL PARK II, PEZA and LESSOR have adopted or may adopt in the future governing the use or occupancy of buildings where the Leased Premises are located,. The LESSEE must likewise comply with the Deed of Restrictions attached hereto as Annex "D", over the Leased Premises.

      In no case shall LESSEE use the Leased Premises for any illegal, unlawful or immoral trade or activity.

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      It is an essential consideration of the LESSOR in entering into this
Contract that the LESSEE shall be registered with the Philippine Economic Zone Authority (PEZA), as provided by law.

1.11. NAME OF BUILDING, SIGNS OR ADVERTISEMENTS. - The LESSEE is expressly authorized to choose a name for the buildings and facilities herein leased, as well as to put up its own signs or other advertising medium on any part of the Leased Premises; provided that, a ten (10) day prior written notice is given to the LESSOR before the implementation thereof. This authority is subject, however, to the condition that the LESSEE shall register such name with the appropriate national and municipal governmental authorities, and that any such sign or other advertising medium shall conform with the rules, regulations, and restrictions imposed by the CARMELRAY INDUSTRIAL PARK II, and LESSOR, the Municipality of Calamba, Laguna and the Building Code of the Philippines.

1.12. CARE AND MAINTENANCE OF THE LEASED PREMISES. - The LESSEE shall, at its own expense, maintain the Leased Premises (except those areas remaining within the responsibility of the LESSOR) in good order and in a clean and sanitary condition, free from noxious odors, disturbing noises, or other nuisances. Upon the expiration of the lease term, or termination of this Contract, the LESSEE shall surrender and return the Leased Premises and fixtures in good condition, ordinary wear and tear excepted.

      LESSEE shall repair, restore or reconstruct or cause to be repaired, restored or reconstructed any portion of the Leased Premises or improvements which are damaged due to any cause attributable to the LESSEE, its employees, agents, tenants, visitors, or guests. The repairs on the Leased Premises must be done in such manner that after such repair, restoration or reconstruction the condition thereof shall be at least equal to its condition immediately prior to such damage or destruction. The repairs of the damage or injury shall be undertaken by the LESSEE through qualified and/or licensed workmen or contractors, at its expense. Such repairs, restoration, or reconstruction must be done without undue delay, The failure of LESSEE to commence such repair, restoration or reconstruction within thirty (30) calendar days from the occurrence of such damage or destruction and to complete said repair, restoration or reconstruction within a reasonable period shall be deemed a material breach of this Contract. Additionally, and in case of failure of the LESSEE to undertake immediately such repairs or restoration, the same may be effected by the LESSOR and all expenses incurred for such repairs shall be charged against and paid by the LESSEE within five (5) calendar days of LESSOR's demand for payment.

      LESSOR shall repair, restore or reconstruct or cause to be repaired, restored or reconstructed any portion of the Leased Premises or improvements which are damaged due to any cause not attributable to the LESSEE, its employees, agents, tenants, visitors, or guests, except in cases defined in Clause 1.14. The repairs on the Leased Premises must be done in such manner that after such repair, restoration or reconstruction the condition thereof shall be at least equal to its condition immediately prior to such

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damage or destruction. The repairs of the damage or injury shall be undertaken by the LESSOR through qualified and/or licensed workmen or contractors, at its expense. Such repairs, restoration, or reconstruction must be done without undue delay, In case of failure of the LESSOR to commence such repairs or restoration within thirty (30) calendar days after written notice of such damage, the same may be effected by the LESSEE and all expenses incurred for such repairs shall be charged against and paid by the LESSOR within five (5) calendar days of LESSEE's demand for payment, or be deducted from rent amounts. Rent shall continue to be paid by the LESSEE during the period of said repairs, with a pro rata reduction based on the proportion of the premises effected by the damage.

      The LESSEE shall procure at its own expense janitorial services for the entire Leased Premises and the adjacent exterior areas thereof.

1.13 CARE OF EQUIPMENT. - The LESSEE shall at all times maintain in good condition the following equipment/fixtures found in the Leased
Premises, to wit:

            (1)   Power Supply System and Electrical Control Situations;

            (2)   Automatic Roll Up/Roll Down Door System;

            (3)   Comfort Rooms Fixtures.

            (4) All mechanical and electrical equipment, and improvements as indicated in the fit-out works plan

      The expenses for the maintenance of the said equipment, including regular servicing and cleaning thereof, shall be for the account of the LESSEE. All repairs shall be for the account of the LESSEE unless necessitated by the fault or negligence of the LESSOR, its employees, agents, or representatives.

      The LESSOR assumes no responsibility for the suitability, operability, and working condition of any equipment acquired by the LESSEE and/or transferred by the latter to the Leased Premises, it being understood that such matters are solely the responsibility of the LESSEE.

1.14 DAMAGE CAUSED BY FORCE MAJEURE. - If the Leased Premises are destroyed in whole or in substantial part (more than 50%) by earthquakes, fire, floods or other force majeure, the LESSOR shall have the option to either terminate this Contract of Lease or continue the same after the Leased Premises are repaired and made tenantable by the LESSOR, at no cost to the LESSEE, it being understood that no rental and additional charges shall be due by the LESSEE from the date the damage was caused until the Leased Premises is made tenantable by the LESSOR. If the LESSOR decide to terminate this Contract of Lease or fails to adequately and promptly repair the damage, the security deposit shall be reimbursed immediately.

      In case of minor damage to the Leased Premises due to fire, earthquakes, floods, war or other force majeure, or any cause not attributable

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to the fault or negligence of the LESSEE, its employees, agents, tenants, visitors, guests, or other persons within the Leased Premises, the LESSOR shall expeditiously cause to start the repair of such damage within latest thirty (30) days from receipt of notice from the LESSEE of the occurrence thereof at no cost to the LESSEE. No rent shall be due by the LESSEE during the period of said repairs on the damaged portion rendered unusable. For purposes of this provision, damage to less than fifty percent (50%) of an entire floor shall be considered as a minor damage.

1.15 AREAS OF INGRESS/EGRESS. - The external sidewalks, entries, passages, corridors, stairways and fire escape of the Leased Premises shall not be obstructed or used by the LESSEE or by LESSOR for any other purposes than ingress to and egress from the Leased Premises.

1.16. INFLAMMABLE AND EXPLOSIVE MATERIALS. - Either party shall take normal precautions for the safe storage of inflammable or explosive materials. It is understood that diesel generator sets and their fuel containers will be installed and operated on the Leased Premises. These equipments will be properly installed and operated in an appropriate building detached from the main building.

1.17 INTRODUCTION OF HEAVY EQUIPMENT. - The LESSEE shall not overload the Leased Premises with heavy equipment beyond its structural capabilities.

2 AGREEMENT FOR EXPANSION OF READY-BUILT FACILITY AND FIT-OUT WORKS

2.1 EXPANSION OF READY-BUILT FACILITY. - LESSOR will expand the existing ready-built facility inside the Land Parcels to suit the specific requirements of LESSEE and effect the construction of the same based on plans and specifications prepared strictly in accordance with the guidelines and details supplied by LESSEE, a copy of which is hereto attached as Annex "E". Upon its completion, the one-storey building facility will have a gross floor area of Four Thousand and Fifty (4,050) square meters. LESSOR will commence construction of the one-storey building facility within two (2) weeks after the issuance of the building permit of PEZA. The construction of the one-storey building facility will be completed within six (6) months from the date of issuance of the building permit by PEZA. The one-storey building facility will be considered completed upon the written acceptance of the same by LESSEE, which acceptance shall not be unreasonably withheld.

2.2 FIT-OUT WORKS. - LESSOR will effect the construction of the fit-out works based on plans and specifications prepared strictly in accordance with the guidelines and details supplied by LESSEE, a copy of which is hereto attached as Annex "E". LESSOR will appoint and engage the services of Takasago Philippines, Inc to that effect.

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2.3 APPROVAL OF PLANS AND SPECIFICATIONS. - Immediately after the execution of this Agreement, LESSOR will cause the preparation of the plans and specifications of the one-storey building facility and fit-out works, and complete the same within a period of fifteen (15) calendar days thereafter. Upon completion of the plans and specifications LESSOR will submit the same to LESSEE for its review and approval. Any changes on or deviation from the approved plan and specifications will be considered either as additive or deductive work and will be the basis for the adjustment of the contract price and the completion time of the project to be mutually agreed upon by the parties. LESSOR will not be held responsible in any manner whatsoever for the delay that may result from such deductive or additive work.

2.4 MANAGEMENT AND SUPERVISION (ONE-STOREY BUILDING). - LESSOR will be primarily responsible for managing and supervising the planning, design and construction of the one- storey building facility LESSOR shall secure or cause to be secured all permits, authorizations or licenses required by law, ordinance or regulation in connection with the construction of the one-storey building facility. The selection of other construction contractors, architect and other consultants to be employed for the construction of the one-storey building facility as well as the determination of the terms of their employment will be the exclusive prerogative of LESSOR, who shall be responsible for their work.

2.5 MANAGEMENT AND SUPERVISION (FIT-OUT WORKS). -
      LESSOR herewith appoints LESSEE, who accepts, as responsible for managing and supervising the planning, design and construction of the fit-out works; provided, however, that LESSOR will appoint and engage the services of Takasago Philippines, Inc. to undertake the construction of the fit-out works. LESSEE's acceptance is expressly conditioned on the following:

      a) LESSEE's written approval of the terms of the contract between ILO and Takasago regarding the fit-out works (the "Fit-Out Agreement"),

      b) LESSOR's agreement to cooperate fully with LESSEE in enforcing the terms of the Fit-Out Agreement against Takasago, including, but not limited to, withholding payment and/or commencing legal action,

      c) The inclusion of the following clause (or its substantive equivalent) in the contract between ILO and Takasago regarding the fit-out works:

      ILO and Takasago agree that AMI Semiconductor Philippines, Inc. ("AMIS") is a party in interest in this Agreement and, therefore, is hereby given any and all necessary legal standing and right to enforce the terms of this Agreement.

      LESSEE shall be responsible for maintaining the budget and timing of the fit-out works. LESSORS role in the fit-out works will be limited to the payment of contractors, as specified in Section 2.7, upon acceptance of their works by LESSEE and the other obligations set forth herein. LESSOR shall secure or cause to be secured all permits, authorizations or licenses required by law, ordinance or regulation in connection with the construction of the fit-

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out works. LESSOR shall indemnify and hold harmless LESSEE with respect to any claim brought against LESSEE alleging a breach of contract by LESSOR of any contract relating to the fit-out works.

2.6 COORDINATION OF CONSTRUCTION. Representatives of LESSOR, LESSEE and Takasago Philippines, Inc. will meet once a week or as often as necessary for the purpose of monitoring and evaluating the progress of work, as well as sorting out problems or issues encountered in the course of the construction. The parties may formulate and lay down the rules for the orderly, efficient and effective conduct of such coordination meetings. Upon the promulgation of such rules the parties hereto will strictly adhere to and faithfully abide by such rules. When the completed portions of the buildings and the fit-out works comply to LESSEE's specifications, LESSEE shall certify such in writing to the LESSOR.

2.7 COSTS AND EXPENSES. - All costs and expenses to be incurred in the construction of the one-storey building facility will be for the exclusive account of LESSOR. Similarly, LESSOR will bear the costs and expenses for the construction of the fit-out works, but only to the extent of United States
Dollars: Five Million (US $ 5,000,000.00). Costs and expenses beyond the said amount will be for the account of LESSEE, but only up to a total maximum amount of Nine Hundred Thousand United States Dollars (US $ 900,000.00) exclusive of duties,taxes and exclusive of LESSEE initiated changes or deviations from the approved plans and to the extent such costs and expenses are agreed to by LESSEE in writing. Payment of these Nine Hundred Thousand United States Dollars (US $900,000) will be to Takasago Philippines, Inc. directly as compensation for the acquisition of certain high-value facility equipment, to be identified as LESSEE's property. LESSOR will contractually limit the costs and expenses of the total fit-out works within United States Dollars: Five Million Nine Hundred Thousand (US $5,900,000.00), exclusive of duties and taxes relative to the importation of needed equipment for the fit-out works, which duties and taxes shall be the exclusive responsibility of LESSEE, and exclusive of LESSEE initiated changes or deviations from the approved plans and to the extent such costs and expenses are agreed to by LESSEE in writing. LESSOR will also cooperate with LESSEE, PEZA and others in securing exemptions or reductions in the duties and taxes of imported equipment to be installed as part of the fit-out works.

3  REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF LESSOR. - LESSOR hereby represents and warrants to LESSEE as follows:

      3.1.1 It is a corporation duly organized and validly existing in good standing under the laws of the Republic of the Philippines and has all the corporate powers and authority to carry on its business as now being conducted.

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      3.1.2 It has full power, authority and legal right to execute, deliver and comply with the terms and conditions of this Agreement.

      3.1.3 The execution and delivery of this Agreement and its compliance therewith have been duly and validly authorized under its Articles of Incorporation and By-Laws and will not violate, be in conflict with or constitute breach or default under any agreement or instrument binding upon the party.

      3.1.4 All corporate actions necessary to validate or enforce the execution and delivery by the LESSOR and its compliance therein have been duly taken and this Agreement once executed, will constitute valid, binding, direct and unconditional obligations of the LESSOR.

      3.1.5 There is no pending or threatened court action or administrative proceeding against the LESSOR in any jurisdiction which has not been communicated by the LESSOR and which enjoin or otherwise adversely affect the execution, delivery or performance of this Agreement.

      3.1.6 No event has occurred and is continuing which constitutes a default by LESSOR under or in respect of any agreement binding upon the LESSOR and no event has occurred which with the giving of notice, lapse of time or both would constitute a default by LESSOR in respect of such agreement.

      3.1.7 It is conducting its business and operations in compliance with the applicable laws and regulations of government authorities.

3.2 REPRESENTATIONS AND WARRANTIES OF LESSEE. - LESSEE hereby represents and warrants to LESSOR as follows:

      3.2.1 It is a corporation duly organized and validly existing in good standing under the laws of the Republic of the Philippines and has all the corporate powers and authority to carry on its business as now being conducted.

      3.2.2 It has full power, authority and legal right to execute, deliver and comply with the terms and conditions of this Agreement.

      3.2.3 The execution and delivery of this Agreement and its compliance therewith have been duly and validly authorized under its Articles of Incorporation and By-Laws and will not violate, be in conflict with or constitute breach or default under any agreement or instrument binding upon the party.

      3.2.4 All corporate actions necessary to validate or enforce the execution and delivery by LESSEE and its compliance therein have been duly taken and this Agreement once executed, will constitute valid, binding, direct and unconditional obligations to the LESSEE.

      3.2.5 There is no pending or threatened court action or administrative proceeding against the LESSEE in any jurisdiction which has not been communicated by the LESSEE and which enjoin or otherwise adversely affect the execution, delivery or performance of this Agreement.

      3.2.6 No event has occurred and is continuing which constitutes a default by the LESSEE under or in respect of any agreement binding upon the LESSEE and no event has occurred which with the giving of notice, lapse of time or both would constitute a default by the LESSEE in respect of such agreement.

      3.2.7 It is conducting its business and operations in compliance with the applicable laws and regulations of government authorities.

3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. - The representations and warranties of each of the parties hereto will survive the execution of this Agreement and will continue to be in effect notwithstanding the execution of any further agreement or any reference to the time within which certain acts are to be performed.

4 DEFAULT PROVISIONS

4.1 EVENTS OF DEFAULT BY LESSEE. - LESSEE will be considered in default under this Agreement if it:

      4.1.1 will be in default under any provisions of this Agreement and such default continues for a period of ninety (90) days after notice thereof by LESSOR; or

      4.1.2 applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, admits in writing its inability to pay its debts generally as they become due, makes a general assignment for the benefit of creditors, seeks an arrangement with creditors or takes advantage of any insolvency proceeding, or if any order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor declaring the defaulting party insolvent or approving a petition for liquidation or seeking reorganization of the defaulting party of all or a substantial part of its assets and such order, judgment or decree continues unsatisfied and in effect for a period of sixty
            (60) consecutive days after the date of such order, judgment or decree.

4.2 EVENTS OF DEFAULT BY LESSOR. - LESSOR will be considered in default under this Agreement if it:

      4.2.1 will be in default under any provisions of this Agreement, and such default continues for a period of ninety (90) days after notice thereof by LESSEE; or

      4.2.2 applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, admits in writing its inability to pay its debts generally as they become due, makes a general assignment for the benefit of creditors, seeks an arrangement with creditors or takes advantage of any insolvency proceeding, or if any order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor declaring the defaulting party insolvent or approving a petition for liquidation or seeking reorganization of the defaulting party of all or a substantial part of its assets and such order, judgment or decree continues unsatisfied and in effect for a period of sixty
            (60) consecutive days after the date of such order, judgment or decree.

4.3 DEFAULT REMEDIES FOR LESSOR. - Upon the occurrence of an event of default by the LESSEE, the LESSOR will be entitled to exercise any, some or all of the following remedies:

      4.3.1 Terminate this Agreement by serving written notice to the LESSEE of the LESSOR's intention to terminate at least thirty (30) calendar days prior to the intended date of termination.

      4.3.2 Proceed immediately against the payment guarantee bond specified in
            Section 6.11 of this Agreement.

4.4 DEFAULT REMEDIES FOR LESSEE. - Upon the occurrence of an event of default by the LESSOR, the LESSEE will be entitled to exercise any, some or all of the following remedies:

      4.4.1 Terminate this Agreement by serving written notice to the LESSOR of the LESSEE's intention to terminate at least thirty (30) calendar days prior to the intended date of termination. If the LESSEE decides to terminate this Agreement pursuant to this subsection 4.4.1, LESSOR shall return the full amount of the security deposit to LESSEE immediately.

      4.4.2 Remedy the breach itself and deduct apply any costs and damages against the rent due to the LESSOR hereunder.

5  TERMINATION

5.1 GROUNDS FOR TERMINATION. - This Agreement may be terminated upon:

      5.1.1 the expiration of its term or any extension thereof; or

      5.1.2 the occurrence of an event of default as specified in Section 4.1 or
            4.2 hereof and the exercise of the remedy of termination specified in Section 4.3 or 4.4 of this Agreement; or

      5.1.3 the mutual agreement between the parties to terminate this Agreement prior to the expiration of the term or any extension thereof.

      5.1.4 The total or substantial destruction of the Leased Premises and subsequent decision of LESSOR not to reconstruct as specified in
            Section 1.14.

5.2 NO PRE-TERMINATION OF LEASE. In consideration of LESSOR undertaking the expansion of the one-storey building facility and the fit-out works in accordance with the LESSEE's specifications, the LESSEE undertakes not to terminate the lease during the construction period and until the end of the term of lease, for any other reason than specified in Sections 4.2 or 5.1, nor to furnish justifiable ground (in accordance with Section 4) for the LESSOR to terminate the lease before the end of its term. In the event that the LESSEE pre-terminates the lease (other than pursuant to Sections 4.2 or 5.1), or the LESSOR terminates the lease in accordance with Section 4.1 hereof, the rent for the remaining lease period shall immediately become due and payable. The LESSOR shall also immediately be entitled to claim the amount of the bank guarantee to answer for the obligations of LESSEE.

6  GENERAL PROVISIONS

6.1 LIABILITY FOR SUITS, ETC. - The LESSEE and LESSOR shall indemnify the other party against all actions, suits, damages and claims whatsoever that may be brought or made by reason of the non-performance or non-compliance by it or any of its employees, agents, tenants, visitors, guests, or other persons within the Leased Premises, with the applicable, existing rules, regulations, ordinances or laws,

6.2 REAL PROPERTY TAXES AND OTHER ASSESSMENTS. - Real property taxes on the land and the building structure existing thereon shall be for the account of the LESSOR. However, real property taxes on improvements, equipment or machinery introduced (including the equipment and improvements in the fit-out works plan as specified or required by the LESSEE) or brought in by the LESSEE into the Leased Premises shall be for the account of the LESSEE.

6.3 INSURANCE. - The parties hereby mutually agree that the LESSOR shall continue to have an insurable interest in the Leased Premises, while the LESSEE shall have insurable interest on the improvements, equipment and stocks that it may introduce or bring into the Leased Premises. For this reason, the LESSOR shall be authorized to procure insurance on the building at such amounts and values it may determine necessary to protect its interest. The LESSEE, on the other hand, shall be authorized to procure such insurance against damage to its improvements, equipment and stocks in such amount or amounts, as it may deem necessary to protect its interest. The LESSEE shall provide insurance coverage for the fit-out works.

6.4 LESSOR'S RIGHT TO ASSIGN. - The LESSOR may assign, transfer, sell or cede all its rights under this lease; provided that, the rights of the LESSEE shall be respected by the transferee or assignee of the LESSOR. In the event the LESSOR shall sell, assign or otherwise dispose of the Leased Premises, the LESSOR warrants to contractually bind the purchaser or assignee to take title to the Leased Premises subject to the rights of the LESSEE under this Contract, and to honor this Contract.

6.5 SUBLEASE OR TRANSFER OF RIGHTS. - LESSEE shall not, without the prior written consent of LESSOR, assign or transfer its rights to this Contract and no right, title or interest thereto or therein shall be conferred on or vested in the transferee without such written consent, which shall not be unreasonably withheld.

      The LESSEE may sublease the Leased Premises or any part thereof, subject to LESSOR's prior written consent which shall not be unreasonably withheld; provided that, the LESSEE shall continue to be liable to the LESSOR on payments of stipulated rental and to perform all other terms and conditions of this Contract.

6.6 UTILITIES. - The LESSEE shall pay for its own account the association dues, garbage fees, telephone, water, electricity, sewer and all other services connected with the Leased Premises during the term of this Contract. The LESSEE shall enter into necessary contracts of service with the utility companies concerned.

            A). ASSOCIATION/PEZA/CUSTOMS DUES - LESSOR will bill LESSEE on a monthly basis, the association dues imposed by CARMELRAY INDUSTRIAL PARK II and PEZA. Association dues will be calculated based upon the area of the Leased Premises.

            B). WATER CHARGES - LESSOR will bill LESSEE on a monthly basis, the water charges based on the submeter reading for the area of leased property. Payments for association dues and water charges should be received by LESSOR at its principal office within fifteen (15) working days from LESSEE's receipt of billing and without the necessity of demand or the services of a collector.

            C). ADDITIONAL UTILITIES/ CONNECTIONS - The installation of additional electric, water, telephone and/or teletype connections on the Leased Premises shall be for the account and expense of the LESSEE and may be made only after obtaining the written consent and approval of the LESSOR, which consent shall not be unreasonably withheld. Uniform standard electric fixtures found in the Leased Premises at the commencement of the lease have been supplied by the LESSOR; therefore, any replacement thereof shall be at the expense of the LESSEE.

6.7 INJURY OR DAMAGE. - The LESSOR shall not be responsible for any injury/damage to the LESSEE, its employees or agents, and for any loss to its property, or to third persons, tenants, guests, visitors or other individuals while remaining either casually or on business in any part of the Leased Premises and on the sidewalk and street area surrounding the Leased Premises from any not resulting from a breach by LESSOR of its obligations hereunder or the negligence of LESSOR or its employees, agents, tenants (other than LESSEE) guests or visitors The LESSEE shall not be responsible for any injury/damage to the LESSOR, its employees or agents, and for any loss to its property, or to third persons, tenants, guests, visitors or other individuals while remaining either casually or on business in any part of the Leased Premises and on the sidewalk and street area surrounding the Leased Premises from any not resulting from a breach by LESSEE of its obligations hereunder or the negligence of LESSEE or its employees, agents, guests or visitors

      The LESSOR shall not be liable nor responsible for:

            a) the presence of bugs, vermin, ants, termites, insects, if any, in the Leased Premises. The LESSEE is required to make a reasonable effort to free the Leased Premises of their presence.

            b) the failure of water supply, electric current and/or communications system due to causes beyond its control.

            c) any damage done or occasioned by, or arising from plumbing, gas, water, and/or other pipes, or air conditioning system, elevators, water pumps, generator, or the bursting, leaking or destruction of any cistern, tank, wash stand, water closet or waste pipe in, above, upon or about said Leased Premises, nor for a any damages arising from acts of negligence, agents, tenants, visitors, guests, or any and all other persons within the Leased Premises, unless such damage is caused by the negligence or fault of the LESSOR, its employees, tenants (other than LESSEE) and agents.

6.8 INSPECTION OF PREMISES. - The LESSOR or its authorized representatives shall have the right to enter the Leased Premises upon 24 hours prior notice to LESSEE at any reasonable time to view and examine the same, or for any purposes which it may deem necessary, such as, for the operation, maintenance and protection of the Leased Premises and, during the last six (6) months of the lease, to exhibit the Leased Premises to prospective tenants. In cases of emergency, the notification requirement will be waived.

6.9 ACCESS FOR REPAIRS, ETC. - Upon a 24 hours prior notice, the LESSEE shall at all reasonable times allow and give access to the LESSOR to the Leased Premises for the purpose of making repairs, or to undertake all works necessary for the preservation, conservation, improvement or decoration of the Leased Premises or any part thereof. No compensation or claim shall be allowed against the LESSOR by reason of inconvenience, annoyance or injury to the LESSEE's business that may arise by virtue of undertaking any work under this provision, provided, however, that LESSOR shall take all reasonable steps to avoid any such inconvenience, annoyance or injury.

6.10 RETURN OF LEASED PREMISES. - The LESSEE agrees to return and surrender the Leased Premises at the expiration of the term or termination of this Contract in as good condition as reasonable wear and tear will permit and without any delay whatsoever, devoid of all occupants, furniture, articles and effects of any kind other than such partitions, alterations, installations, additions or improvements authorized by LESSOR, ownership over which accrues in favor of the LESSOR in accordance with the provision of Clause 1.9 hereof.

6.11 PERFORMANCE BOND. Within fifteen (15) calendar days from the execution of this Contract, the LESSEE will procure and maintain during the subsistence of this Contract, a payment guarantee bond in such form as is set forth in Annex "F" to this Contract and in the amount of Six Million United States Dollars (US $6,000,000.00) as security for the full and timely payment of the LESSEE's monetary obligations under this Contract; provided that, the LESSOR shall bear the cost of the premium for such bond (estimated at 1% of the bond value annually). The payment guarantee bond will be obtained from a reputable financial company/ies. The amount of the bond will decrease over time, proportionate to the remaining number of years of the lease agreement. The bond shall answer for debts due and unpaid for more than ninety days under this Contract. Resort to or action against the bond by the LESSOR shall be in addition to the other remedies available to the LESSOR under this Contract, or at law or equity.

6.12 DISTURBANCE OF POSSESSION. - LESSOR warrants the peaceful possession and enjoyment of the Leased Premises by the LESSEE, except against disturbance and/or discontinuance of possession caused by acts beyond the control of the LESSOR such as war, civil disturbance, and strikes, or those resulting from the LESSEE's own fault. The LESSOR shall indemnify the LESSEE from claims, suits and proceedings, actions and demands of third parties claiming title, possession or any other interest in respect of the Leased Premises or any portion thereof, and from damages arising therefrom.

6.13 NO WAIVER. - The failure of either party to insist upon a strict performance of any of the terms, conditions, and covenants hereof shall not be deemed a relinquishment or waiver of any right or remedy that said party may have nor shall it be construed as a waiver or any subsequent breach or default of the terms, conditions and covenants hereof, which terms and conditions and covenants shall continue to be in full force and effect. No waiver by either party of any rights under this Contract shall be deemed to have been made unless expressed in writing and signed by such party.

6.14. TAXES AND FEES. - The stipulated amounts for rent are exclusive of taxes (but inclusive of rent withholding tax) and other government fees which are incident to the lease and chargeable to the LESSEE such as but not limited to documentary stamp tax, registration fees, PEZA fees and other governmental taxes.

6.15 NOTICES. - All notices, correspondence or processes required or permitted to be given hereunder shall be in writing and transmitted to the other party by personal delivery or registered mail at the addresses indicated below, or at such other addresses as may be subsequently notified by such party:

            ILO LAND, INC.
            3rd Floor, ILO Building 195 G. Araneta Avenue,
            Quezon City, Metro Manila, Philippines

            Attention:  MR. IGNACIO L. ONG
                        Chairman

            AMI SEMICONDUCTOR PHILIPPINES, INC.
            9701 Dr. A Santos Avenue, Paranaque City,
            Metro Manila, Philippines

            Attention:  MR. CHRISTOPHER K. LAYTON
                        President

6.16 ENTIRE AGREEMENT; AMENDMENT. - With the exception of the Memorandum of Agreement between LESSOR, LESSEE and Takasago Philippines, Inc., executed on the same day as this Contract, this Contract supersedes and renders void any and all other agreements and understanding, oral and/or written, previously entered into between the parties herein mentioned, and this Contract may not hereafter be modified or altered except by instrument in writing duly signed by the parties hereof.

6.17 BINDING EFFECT. - The parties hereto have read and understood the terms, conditions and stipulations of this Contract herein contained and hereby express their conformity thereto; all stipulations and agreements herein contained shall be binding upon, apply and inure to the benefit of, the heirs, successors, executors, administrators or assigns, respectively, of the LESSOR and the LESSEE.

6.18 PARTIAL INVALIDITY. - The invalidity or unenforceability of a provision hereof shall not affect or impair the other provisions hereof which otherwise can be given full force and effect.

6.19 CUMULATIVE REMEDIES. - All remedies granted to either party under this Contract or elsewhere shall be deemed cumulative and non-exclusive.

6.20 GOVERNING LAW AND COURT JURISDICTION. - This Agreement shall be construed, interpreted and applied in accordance with the laws of the Republic of the Philippines. The pertinent court/s of Quezon City shall have sole jurisdiction and venue over all controversies which may arise with respect to the execution, interpretation and compliance with/of this Agreement

      IN WITNESS WHEREOF, the parties hereto have signed these presents at the place and on the date first above written.

ILO LAND INC.                                      AMI SEMICONDUCTOR
                                                   PHILIPPINES, INC.
LESSOR                                             LESSEE
By:                                                By:

IGNACIO L. ONG                                     WILFREDO F. FRANCO
Chairman                                           Executive Director of Finance

                           SIGNED IN THE PRESENCE OF:

________________________                        ________________________

                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
QUEZON CITY                ) S.S.

      BEFORE ME, a Notary Public and for Quezon City, Metro Manila, Philippines, personally appeared:

NAME                       CTC & TIN NO.           DATE/PLACE ISSUED
--------------------------------------------------------------------------------
Ignacio L. Ong             RC# 12350106            Feb. 9, 2004 at Manila

ILO Land Inc.              CTC#00091588            Feb. 3, 2004, Calamba
                                                   Laguna

Wilfredo F. Franco         RC# 01494313            Mar. 25, 2004,
                                                   Paranaque City

AMI Semiconductor          CTC#00085962            Jan. 19, 2004,
Philippines Inc.                                   Paranaque City

      Both known to me and to me known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed, as well as the free and voluntary act and deed of the corporations they respectively represents.

      This document refers to a Contract of Lease over a building described therein, together with all the equipment found and existing thereof, consisting of Twenty One (21) pages, including this page on which the acknowledgement clause is written, signed by the parties and their instrumental witnesses at the bottom of the same and on the left-hand margin of each and every page hereof, and has been sealed with my official seal.

      WITNESS MY HAND AND SEAL this ____________ day of ____________, 200__ at ____________, Metro Manila, Philippines.

                                                                   NOTARY PUBLIC

Doc. No. _____
Page No. _____
Book No. _____
Series of ____

                                                Amendment 1 to Contract of Lease

                      AMENDMENT 1 TO THE CONTRACT OF LEASE
                   executed January 13, 2005 (the "Contract")

KNOW ALL MEN BY THESE PRESENTS:

            ILO LAND, INC., a domestic corporation duly organized and existing under the laws of the Republic of the Philippines with office address at the 3rd Floor, ILO Building, 195 G. Araneta Avenue, Quezon City, represented in this act by its Chairman, Ignacio L. Ong, and hereinafter referred to as the LESSOR;

                                     - and -

            AMI SEMICONDUCTOR PHILIPPINES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines with address at 9701 Dr. A. Santos Ave., Paranaque City, represented in this act by its President, Christopher K. Layton, and hereinafter referred to as the LESSEE;

                             W I T N E S S E T H :

Whereas LESSOR and LESSEE, along with Takasago Philippines, Inc. are a party to that certain Memorandum of Agreement signed by and between them on January 13, 2005, which relates to the construction of the "Fit-Out Works" for the Leased Premises, referenced in Section 2.0 of this Contract,

Whereas, that Memorandum of Agreement and the provisions of Section 2.0 hereof, most specifically Section 2.7, assumed that LESSOR would pay $5,000,000 of the expenses associated with the Fit-Out Works and LESSEE would pay $900,000 of such expenses,

Whereas LESSOR and LESSEE have now agreed to modify this arrangement so that LESSEE pays an increased amount of the expenses associated with the Fit-Out Works in exchange for a reduction in rent under this Contract,

NOW THEREFORE, LESSOR and LESSEE hereby agree to the following amendments to the Contract :

                                                Amendment 1 to Contract of Lease

Section 1.6 A of the Contract is deleted and replaced with the following:

      A.    From January 1, 2005 to December 31, 2005

      No rent shall be due until December 31, 2005. The prepaid rent for the period from January 1, 2005 until December 31, 2005 in the amount of US $965,356.00 (net of 5% withholding tax), shall be reimbursed by LESSOR to LESSEE on April 15, 2005.

Section 2.7 of the Contract is deleted and replaced with the following:

      2.7 COSTS AND EXPENSES. - All costs and expenses to be incurred in the construction of the one-storey building facility will be for the exclusive account of LESSOR. Similarly, LESSOR will bear the costs and expenses for the construction of the fit-out works, but only to the extent of United States Dollars: Three Million Nine Hundred Eighty Three Thousand Eight Hundred Thirty Six(US $ 3,983,836.00). Costs and expenses beyond the said amount will be for the account of LESSEE, but only up to a total maximum amount of One Million Nine Hundred Sixteen Thousand One Hundred Sixty Four United States Dollars (US $ 1,916,164.00) exclusive of duties,taxes and exclusive of LESSEE initiated changes or deviations from the approved plans and to the extent such costs and expenses are agreed to by LESSEE in writing. Payment of these of One Million Nine Hundred Sixteen Thousand One Hundred Sixty Four United States Dollars (US $1,916,164.00) will be to Takasago Philippines, Inc. directly as compensation for the acquisition of certain high-value facility equipment, to be identified as LESSEE's property. LESSOR will contractually limit the costs and expenses of the total fit-out works within United States Dollars: Five Million Nine Hundred Thousand (US $5,900,000.00), exclusive of duties and taxes relative to the importation of needed equipment for the fit-out works, which duties and taxes shall be the exclusive responsibility of LESSEE and exclusive of LESSEE initiated changes or deviations from the approved plans and to the extent such costs and expenses are agreed to by LESSEE in writing. LESSOR will also cooperate with LESSEE, PEZA and others in securing exemptions or reductions in the duties and taxes of imported equipment to be installed as part of the fit-out works.

            IN WITNESS WHEREOF, the parties hereto have signed these presents on ______________, 2005.

                                                Amendment 1 to Contract of Lease

ILO LAND INC.                                    AMI SEMICONDUCTOR
                                                 PHILIPPINES, INC.

LESSOR                                           LESSEE
By:                                              By:

IGNACIO L. ONG                                   CHRISTOPHER K. LAYTON
Chairman                                         President

                           SIGNED IN THE PRESENCE OF:

_______________________                         ________________________

                                                Amendment 1 to Contract of Lease

                                 ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
QUEZON CITY                ) S.S.

      BEFORE ME, a Notary Public and for Quezon City, Metro Manila, Philippines, personally appeared:

NAME                       CTC & TIN NO.            DATE/PLACE ISSUED
--------------------------------------------------------------------------------
Ignacio L. Ong             RC#00002117              Jan. 4, 2005 at QC

Christopher Layton

      Both known to me and to me known to be the same persons who executed the foregoing instrument and they acknowledged to me that the same is their free and voluntary act and deed, as well as the free and voluntary act and deed of the corporations they respectively represents.

      This document refers to a Contract of Lease over a building described therein, together with all the equipment found and existing thereof, consisting of Four (4) pages, including this page on which the acknowledgement clause is written, signed by the parties and their instrumental witnesses at the bottom of the same and on the left-hand margin of each and every page hereof, and has been sealed with my official seal.

      WITNESS MY HAND AND SEAL this ____________ day of___________, 200__ at ___________, Metro Manila, Philippines.

                                                                   NOTARY PUBLIC

Doc. No. _____
Page No. _____
Book No. _____
Series of ____